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                                                                   EXHIBIT 14(b)

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Van Kampen Life Investment Trust on Form N-14 of our report dated February 7, 2003 appearing in the Annual Report to Shareholders for the LSA Variable Series Trust for the year ended December 31, 2002, incorporated by reference in the Statement of Additional Information which is part of such Registration Statement and to the reference to us under the heading "Additional Information" in the Prospectus/Proxy Statement which is also part of such Registration Statement.


/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
December 18, 2003